Exhibit 10.3
AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT is entered into effective as of July 5, 2005 (the “Amendment”) by I-TRAX, INC., a Delaware corporation with its principal business offices located at 4 Hillman Drive, Suite 130, Chadds Ford, Pennsylvania 19317 (the “Company”), and YURI ROZENFELD, an individual residing at 125 W. Redman Avenue, Haddonfield, NJ 08033 (“Executive”).

The Company and Executive are entering into this Amendment to amend the terms of the Employment Agreement between the Company and Executive entered into as of November 17, 2004.

In consideration of the mutual covenants and premises contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree to amend the Agreement as follows:

1. Salary. Section 3.1 of the Agreement is amended and restated in full as follows:

3.1 Salary. During the Original Term and Additional Term, the Company will pay Executive (1) an annual base salary of $195,000 and (2) an annual discretionary bonus commensurate with other executive officers of the Company that may be established by the Compensation Committee of the Board (the “Compensation Committee”) in its sole discretion. Executive is eligible for annual increases in base salary commensurate with other executive officers of the Company, subject to annual review of Executive’s performance by the Company’s Chairman and/or Chief Executive Officer.

2. Further Assurances. Each of Executive and the Company will execute, acknowledge and deliver such further instruments and to do all such other acts as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Amendment.

3. Ratification. Except as expressly modified by this Amendment, the terms and provisions of the Agreement remain in full force and effect and references in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “herein,” “hereof” and words of like effect mean the Agreement as amended by this Amendment. If there is any conflict between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment will control.

4. Amendments. This Amendment may be changed, modified or amended only by an agreement in writing signed by Executive and the Company.

5. Counterparts. This Amendment may be executed in one or more counterparts and/or by facsimile, each of which is deemed an original and all of which together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto executed this Amendment as of the day and year set forth above.

COMPANY:

I-TRAX, INC.

By: /s/ R. Dixon Thayer
Name: /s/ R. Dixon Thayer
Title: Chief Executive Officer

Attest: /s/ Roseann Maillie
Name: Roseann Maillie
Title: Assistant Secretary

EXECUTIVE:

Witness: /s/ Roseann Maillie	/s/ Yuri Rozenfeld